UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 17, 2009
Shopoff Properties Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

333-139042	20-5882165

(Commission File Number)	(IRS Employer Identification No.)

8951 Research Drive, Irvine, California	92618

(Address of Principal Executive Offices)	(Zip Code)
(877) 874-7348

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1

1.01. Entry into a Material Definitive Agreement
     On April 17, 2009, an affiliate of Shopoff Properties Trust, Inc. (the “Company”), SPT Lake Elsinore Holding Co., LLC, a Delaware limited liability company and wholly owned subsidiary of the Company’s affiliate, Shopoff Partners, L.P. (the “Buyer”), closed on the purchase of real property constituting sixty five (65) finished lots located in the City of Lake Elsinore, Riverside County, California, commonly known as Wasson Canyon (the “Wasson Canyon Project”), for the purchase price of $650,000. The purchase was made pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions, dated April 14, 2009 (the “Purchase Agreement”), by and between the Buyer and MS Rialto Wasson Canyon CA, LLC, a Delaware limited liability company (the “Seller”).
     Pursuant to the Purchase Agreement, the Buyer agreed to replace existing subdivision improvement agreements and related bonds within 180 days of the closing and executed a deed of trust in the amount of $650,000 securing this obligation. This obligation is customary in transactions of this type.
     In addition, pursuant to the Purchase Agreement, the Seller has the right of first refusal to repurchase the Wasson Canyon Project from the Buyer. Under the terms of the right of first refusal agreement entered into in connection with this transaction, the Seller may exercise its right of first refusal by matching the terms and conditions of a bona fide offer received by the Buyer from a third party to purchase all or a portion of the Wasson Canyon Project.
     Finally, pursuant to the Purchase Agreement, the Buyer assumed the obligations of the Seller as a party to a profits participation agreement, dated June 28, 2005 (the “Profits Participation Agreement”), pursuant to which the Buyer is obligated to share 50% of project revenues, less project costs and certain other deductions, earned by it (calculated based on Seller’s original basis) if the Wasson Canyon Project is resold in a bulk sale. The original parties to the Profits Participation Agreement were Wasson Canyon Holdings, LLC, as obligor, and Wasson Canyon Investments, L.P., as obligee. The obligee assigned its rights to Wasson Canyon Investments II, L.P., an entity whose general partner is an affiliate of the Company’s sponsor, The Shopoff Group. As a result of the decline in overall property values since 2005, as a practical matter, the profits participation would only take effect in the event of a bulk sale of the Wasson Canyon Project in excess of $7,500,000, or approximately $115,385 per lot.
     The Seller is not affiliated with the Company or any of its affiliates.
     The Company’s affiliated advisor, Shopoff Advisors, L.P., received a disposition fee equal to 3% of the contract purchase price, or $19,500, upon consummation of the transaction.
     The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement and Joint Escrow Instructions by and between SPT Lake Elsinore Holding Co. and MS Rialto Wasson Canyon CA, LLC, dated April 17, 2009.

SIGNATURE
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPOFF PROPERTIES TRUST, INC.
Date: April 23, 2009

	By:	/s/ William A. Shopoff William A. Shopoff
President, Chief Executive Officer and Chairman
of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement and Joint Escrow Instructions by and between SPT Lake Elsinore Holding Co. and MS Rialto Wasson Canyon CA, LLC, dated April 17, 2009.